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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-111047, 333-98755, 333-76380, 333-61060, 333-61056,
33-57242, 33-89772, 33-93790, 33-99766, 33-80265, 333-02256, 333-25033,
333-25037, and 333-36636 and Forms S-3 Nos. 333-76346, 333-61994, 333-37255,
333-64887, 333-64991 and 333-119412) of Boston Scientific Corporation and in the related Prospectuses of our reports dated March 10, 2005, with respect to the consolidated financial statements of Boston Scientific Corporation, Boston Scientific Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Boston Scientific Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Our audits also included the financial statement schedule of Boston Scientific Corporation listed in Item 15(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
March 10, 2005